Exhibit 10.57
SUBSCRIPTION AGREEMENT
Armstrong Resource Partners, L.P.
7733 Forsyth Boulevard, Suite 1625
St. Louis, Missouri 63105
Gentlemen:
     The undersigned (“Subscriber”), acknowledges that such Subscriber has received copies of and has carefully reviewed and considered the documents pertaining to the initial creation, organization and capitalization of Armstrong Resource Partners, L.P., a Delaware limited partnership (the “Partnership”).
     1. Subscription. Subject to the terms and conditions of this subscription agreement (this “Subscription Agreement”), Subscriber hereby irrevocably subscribes for the number of Series A Convertible Preferred Units (the “Units”) set forth on the signature page to this Agreement, at a purchase price of $100.00 per unit. Concurrently with the delivery of this Subscription Agreement, Subscriber is delivering to the Partnership the aggregate purchase price for the Units in the amount and form(s) of consideration as set forth on the signature page to this Agreement.
     2. Acceptance of Subscription. It is understood and agreed that the Partnership shall have the right to accept or reject this subscription, in whole or in part, and that the same shall be deemed to be accepted by the Partnership only when it is signed by an authorized officer of the Partnership, at which time this Agreement shall become effective and binding. In the event this Subscription Agreement is rejected by the Partnership, the purchase price for the Units will be returned promptly to Subscriber without interest or deduction for any expenses.
     3. Terms and Conditions. Subscriber understands and agrees that this subscription is made subject to the Partnership’s right to reject this subscription, in whole or in part.
     4. Representation and Warranties of Subscriber. Subscriber hereby represents and warrants to and covenants with the Partnership and each officer, employee and agent of the Partnership that:
     a. Subscriber understands that (i) the Units are being offered and sold under exemptions from registration provided for in the Securities Act of 1933, as amended (the “Securities Act”), (ii) Subscriber is purchasing the Units without being furnished any offering literature or prospectus, and (iii) this transaction has not been reviewed by the United States Securities and Exchange Commission (“SEC”) or by any administrative agency charged with the administration of the securities or “blue sky” laws of any state.
     b. The Units are being purchased for Subscriber’s own investment portfolio and account (and not on behalf of, and without the participation of, any other person) with the intent of holding the Units for investment and without the intent of participating, directly or indirectly, in a distribution of the Units and not with a view to, or for resale in connection with, any distribution of the Units or any portion thereof, nor is Subscriber aware of the existence of any distribution of the Partnership’s securities.
     c. Prior to Subscriber’s decision to purchase the Units, Subscriber:
     (i) has been afforded access to, and given an opportunity to review, all available information relating to the Partnership; and
     (ii) has been given the opportunity to ask questions of and receive answers from the representatives of the Partnership.
     d. Subscriber acknowledges receipt of all information requested of the Partnership that Subscriber deemed necessary in order to enable it to make an informed decision concerning an investment in the Units. Subscriber has evaluated the risk of investing in the Units and is acquiring the Units based only upon such Subscriber’s independent examination and judgment as to the prospects of the Partnership as determined from the information obtained directly by Subscriber from the Partnership.
     e. Subscriber acknowledges that the Units were not offered to Subscriber by means of publicly disseminated advertisements of sales literature, nor is Subscriber aware of any offers made to other persons by such means.
     f. Subscriber makes one of the following representations regarding its status as an “accredited investor” and certain related matters. [Please check the applicable subparagraph.]
☐	1. Subscriber is a trust with total assets in excess of $5,000,000 whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

☐	2. Subscriber is a bank, insurance company, investment company registered under the Investment Company Act of 1940, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, a business development company, a Small Business Investment Company licensed by the U.S. Small Business Administration, a plan with total assets in excess of $5,000,000 established and maintained by a state for the benefit of its employees, or a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐	3. Subscriber is an employee benefit plan and either all investment decisions are made by a bank, savings and loan association, insurance company, or registered investment advisor, or Subscriber has total assets in excess of $5,000,000 or, if such plan is a self-directed plan, investment decisions are made solely by persons who are accredited investors.

☑	4. Subscriber is (A) a corporation, (B) partnership, (C) business trust, or

(D) an organization described in section 501(c)(3) of the Internal Revenue Code and has total assets in excess of $5,000,000.

☐	5. If Subscriber is not an entity described in paragraphs (f)(1) through (f)(4), Subscriber represents that each of its equity owners is either (i) an entity described in paragraphs (f)(2) through (f)(4); or (ii) an individual who (A) has an individual net worth, or a joint net worth with such individual’s spouse, in excess of $1,000,000, excluding the value of the primary residence of Subscriber, or (B) has had an individual income in excess of $200,000 in each of the two most recent years, or a joint income with one’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year, or (C) is a manager or executive officer of the Partnership.

☐	6. If Subscriber is an individual, Subscriber represents that it (i) has a net worth, either individually or upon a joint basis with Subscriber’s spouse, of at least $1,000,000, excluding the value of the primary residence of Subscriber, (ii) has had an individual income in excess of $200,000 for each of the two most recent years, or a joint income with Subscriber’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year, or (iii) is a manager or executive officer of the Partnership.

☐	7. Subscriber cannot make any of the representations set forth in paragraphs (f)(1) through (f)(6) above.
     g. Subscriber is knowledgeable and experienced in finance, securities and investments and has had sufficient experience analyzing and investing in securities similar to the Units so as to be capable of evaluating the merits and risks of an investment in the Units. Subscriber is able to bear the economic risk of an investment in the Units.
     h. Subscriber acknowledges that the Units are a speculative investment that involves a high degree of risk and Subscriber can sustain a complete loss of this investment in the Units. Subscriber has no need for liquidity in Subscriber’s investment in the Units.
     i. Subscriber acknowledges that Subscriber must continue to bear the economic risk of the investment in the Units for an indefinite period and recognizes that the Units are being sold without registration for any subsequent sale under the Securities Act and applicable state securities laws.
     j. Subscriber has received and carefully read and is familiar with the Partnership’s Certificate of Limited Partnership, that certain Amended and Restated Agreement of Limited Partnership dated October 1, 2011 (the “Partnership Agreement”), and the Partnership’s other organizational documents.
     k. The Units will not be offered for sale, sold or transferred by Subscriber other than in accordance with the Partnership Agreement and pursuant to (i) an effective registration under the Securities Act or in a transaction which is otherwise in compliance with the Securities Act; and (ii) evidence satisfactory to the Partnership of compliance with the applicable securities laws. The Partnership shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws.
     l. A legend indicating that the Units have not been registered under applicable federal and state securities laws and referring to the restrictions on transferability and sale of the Units may be placed on any certificate(s) or other document delivered to Subscriber or any substitute therefor and any transfer agent of the Partnership may be instructed to require compliance therewith.
     m. Subscriber represents that Subscriber has the power and authority to sign this Agreement and provide the funds required for this investment.
     n. Subscriber hereby certifies under the penalties of perjury that the taxpayer identification number provided below is true, correct and complete.
     o. Subscriber acknowledges that he understands the meaning and legal consequences of the representations, warranties and covenants set forth in this Section 4 and that the Partnership has relied and will rely upon such representations, warranties, covenants and certifications.
     5. Agreement to be Bound. To the extent Subscriber is not already a party to the Partnership Agreement, Subscriber hereby agrees to be bound by all the terms and conditions of the Partnership Agreement as if Subscriber were an original party thereto.
     6. Survival. All representations, warranties, covenants and certifications contained in this Agreement shall survive the acceptance of this Agreement. Subscriber acknowledges and agrees that this Agreement shall survive (a) changes which are not material in the transactions, documents and instruments contemplated herein, and (b) the death or disability of Subscriber.
     7. Governing Law. This Agreement shall be construed in accordance with and governed in all respects by the laws of the State of Delaware.
     8. Assignment. This Agreement is not assignable by Subscriber without the prior written consent of the Partnership. Any attempted assignment without such consent shall be void ab initio.
     9. No Waiver. The failure of any party to insist upon strict performance of any covenant or obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party’s right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.
     10. Gender. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context clearly otherwise requires.
     The agreements and representations made by Subscriber herein extend to and apply to all of the Units.
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Very truly yours,

Date: December 22, 2011	YORKTOWN ENERGY PARTNERS IX, L.P.

	By:	Yorktown IX Company LP, its general partner

	By:	Yorktown IX Associates LLC, its general partner

	By:	/s/ Bryan H. Lawrence Name: Bryan H. Lawrence
Title: Member

Address:

410 Park Avenue, 19th Floor
New York, New York 10022-4407

Total Number of Units:	200,000
Aggregate Subscription Price:	$ 20,000,000.00
Method of Payment:	Cash by wire transfer of immediately available funds

Taxpayer ID No.: 27-3125579
ACCEPTED on December 22, 2011.
ARMSTRONG RESOURCE PARTNERS, L.P.
By: Elk Creek GP, LLC, its general partner

By:
Martin D. Wilson, President
[Signature Page to Armstrong Resource Partners, L.P. Subscription Agreement]

Very truly yours,

Date: December 22, 2011	YORKTOWN ENERGY PARTNERS IX, L.P.

	By:	Yorktown IX Company LP, its general partner

	By:	Yorktown IX Associates LLC, its general partner

By:

Name:
Title:

Address:

410 Park Avenue, 19th Floor
New York, New York 10022-4407

Total Number of Units:	200,000
Aggregate Subscription Price:	$20,000,000.00
Method of Payment:	Cash by wire transfer of immediately available funds

Taxpayer ID No.: 27-3125579
ACCEPTED on December 22, 2011.
ARMSTRONG RESOURCE PARTNERS, L.P.
By: Elk Creek GP, LLC, its general partner

By:	/s/ Martin D. Wilson
Martin D. Wilson, President
[Signature Page to Armstrong Resource Partners, L.P. Subscription Agreement]